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                                                               Exhibit (d)(2)(b)





                                    EXHIBIT A

                          Investment Advisory Agreement
 Between NATIONWIDE MUTUAL FUNDS (formerly Nationwide Investing Foundation III)
                         And Union Bond & Trust Company

                           Effective December __, 1999



Funds of the Trust                      Advisory Fees (applicable for each Fund)
------------------                      ----------------------------------------

Morley Capital Accumulation Fund        0.35% of the average daily net assets of
Morley Enhanced Income Fund                   the Fund







                                        ADVISER
                                        UNION BOND & TRUST COMPANY



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:



                                        TRUST
                                        NATIONWIDE MUTUAL FUNDS



                                        By:
                                           -------------------------------------
                                        Name:
                                        Title: